                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION


                                     AMONG


                             INVENTA CORPORATION,

                               XTEND-TECH, INC.


                                      AND


                     THE SHAREHOLDERS OF XTEND-TECH, INC.




                               January 26, 2000

                               TABLE OF CONTENTS

                                                                               Page
1.   Plan of Reorganization....................................................   1

     (a)      Exchange of Shares...............................................   1
     (b)      The Closing......................................................   1
     (c)      Deliveries at the Closing........................................   2
     (d)      Changes in INVENTA"S Capitalization..............................   2

2.   Representations and Warranties Concerning the Transaction.................   2

     (a)      Representations and Warranties of the Shareholders...............   2
     (b)      Representations and Warranties of Inventa........................   3

3.   Representations and Warranties Concerning XTEND...........................   4

     (a)      Organization, Qualification, and Corporate Power.................   4
     (b)      Capitalization...................................................   4
     (c)      Noncontravention.................................................   5
     (d)      Brokers" Fees....................................................   5
     (e)      Title to Assets..................................................   5
     (f)      Subsidiaries.....................................................   5
     (g)      Financial Statements.............................................   5
     (h)      Events Subsequent to September 30, 1999..........................   6
     (i)      Undisclosed Liabilities..........................................   8
     (j)      Legal Compliance.................................................   8
     (k)      Tax Matters......................................................   8
     (l)      Intellectual Property............................................   8
     (m)      Tangible Assets..................................................  10
     (n)      Contracts........................................................  11
     (o)      Notes and Accounts Receivable....................................  12
     (p)      Powers of Attorney...............................................  12
     (q)      Insurance........................................................  12
     (r)      Litigation.......................................................  13
     (s)      Employees........................................................  13
     (t)      Employee Benefits................................................  13
     (u)      Guaranties.......................................................  13
     (v)      Certain Business Relationships with XTEND........................  14
     (w)      Disclosure.......................................................  14

4.   Pre-Closing Covenants.....................................................  14

     (a)      General..........................................................  14
     (b)      Notices and Consents.............................................  14
     (c)      Operation of Business............................................  14
     (d)      Compensation.....................................................  14
     (e)      Preservation of Business.........................................  14

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
     (f)      Full Access......................................................  14
     (g)      Notice of Developments...........................................  15
     (h)      Exclusivity......................................................  15
     (i)      Options..........................................................  15

5.   Post-Closing Covenants....................................................  15

     (a)      General..........................................................  15
     (b)      Transition.......................................................  15
     (c)      Confidentiality..................................................  15

6.   Conditions to Obligation to Close.........................................  16

     (a)      Conditions to Obligation of Inventa..............................  16
     (b)      Conditions to Obligation of the Shareholders.....................  17

7.   Survival of Representations and Warranties................................  18

8.   General Indemnification...................................................  18

     (a)      Subject to Section 8(c) hereunder, the Shareholders hereby jointly and.....................................................  18
     (b)      Losses Net of Insurance and Tax Benefits.........................  18

9.   Establishment of Escrow...................................................  19

10.  Termination; Remedies.....................................................  19

     (a)      Termination of Agreement.........................................  19
     (b)      Effect of Termination............................................  20

11.  Miscellaneous.............................................................  20

     (a)      Press Releases and Public Announcements..........................  20
     (b)      No Third-Party Beneficiaries.....................................  20
     (c)      Entire Agreement.................................................  20
     (d)      Succession and Assignment........................................  20
     (e)      Counterparts.....................................................  20
     (f)      Headings.........................................................  20
     (g)      Notices..........................................................  20
     (h)      Governing Law....................................................  21
     (i)      Amendments and Waivers...........................................  21
     (j)      Severability.....................................................  21
     (k)      Expenses.........................................................  22
     (l)      Attorneys" Fees..................................................  22
     (m)      Construction.....................................................  22
     (n)      Incorporation of Exhibits and Schedules..........................  22

                               TABLE OF CONTENTS
                                  (continued)

                                                                               Page
                                                                               ----
     (o)      Specific Performance.............................................  22
     (p)      Submission to Jurisdiction.......................................  22

                                                                               Page
                                                                               ----
         Exhibit A     Disclosure Schedule
         Exhibit B     Financial Statements
         Exhibit C     Form of Stock Restriction Agreement
         Exhibit D     Form of Noncompetition Agreement
         Exhibit E     Form of Opinion of Counsel to the Shareholders
         Exhibit F     Form of Opinion of Counsel to Inventa

                                                                    EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization ("Agreement") is entered into as of January 26, 2000, AND EFFECTIVE AS OF JANUARY 1, 2000, by and among Inventa Corporation, a California corporation ("Inventa"), XTEND-Tech, Inc., a New Jersey corporation ("XTEND") and those persons and parties owning shares of stock in XTEND, more particularly set forth on Schedule 1 attached hereto (collectively, the "Shareholders"). Inventa, XTEND and the Shareholders are referred to collectively herein as the "Parties".

                                    RECITALS

     1. The Shareholders are the owners of all of the issued and outstanding capital stock of XTEND, in the proportions set forth on Schedule 1 attached hereto.

     2. Inventa, XTEND and the Shareholders have agreed upon a corporate reorganization transaction pursuant to which Inventa will acquire all of the issued and outstanding capital stock of XTEND from the Shareholders, in exchange for the issuance by Inventa to the Shareholders, of an aggregate of 1,350,000 shares of Inventa voting common stock.

     3. It is the understanding and intention of the Parties that the transactions provided for in this Agreement will qualify as, and constitute, a corporate reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. Plan of Reorganization

        (a) Exchange of Shares. On and subject to the terms and conditions of this Agreement, Inventa hereby agrees to acquire from each of the Shareholders, and the Shareholders hereby agree to assign, transfer and convey to Inventa, all of their respective shares of the capital stock of XTEND ("XTEND Shares"), in exchange for 1,350,000 shares of Inventa voting common stock (the "INVENTA Stock"), all of which Inventa Stock shall be original issue. The Inventa Stock shall be allocated among the Shareholders in proportion to their respective holdings of XTEND Shares, as set forth in the attached Schedule 1.


        (b) The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place via mail, courier and facsimile transmissions between the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, counsel for Inventa, and the offices of Sills Cummis Radin Tischman Epstein & Gross, P.A., One Riverfront Plaza, Newark, New Jersey 07102, counsel for XTEND and the Shareholders, on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or such other date as Inventa and the Shareholders may mutually determine (the "Closing Date").
                                                          ------------

          (c)  Deliveries at the Closing. At the Closing, (i) the Shareholders
               -------------------------
will deliver to Inventa the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) Inventa will deliver to the Shareholders the various certificates, instruments and documents referred to in Section 7(b) below, (iii) each of the Shareholders will deliver to Inventa stock certificates representing all of his or its XTEND Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Inventa will deliver to each of the Shareholders the number of shares of Inventa Stock which, in the aggregate, will equal 1,350,000 shares of such Inventa Stock, in proportion to the Shareholders' respective holdings of XTEND Shares set forth in Schedule 1 attached hereto.

          (d)  Changes in INVENTA'S Capitalization.  If between the date of this
               -----------------------------------
Agreement and the Closing, the outstanding shares of Inventa common stock are, without the receipt of new consideration by Inventa, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Inventa through reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar change in Inventa's capitalization, Inventa will issue and deliver to the Shareholders in addition to or in lieu of the Inventa Stock specified in Section 1(a), voting common stock of Inventa in equitably adjusted amounts. In the event of any such change in Inventa's capitalization, all references to the Inventa Stock herein shall refer to the number of Inventa shares as thus adjusted.

     2.   Representations and Warranties Concerning the Transaction.
          ---------------------------------------------------------

          (a)  Representations and Warranties of the Shareholders.  Each of the
               --------------------------------------------------
Shareholders represents and warrants to Inventa that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2(a)), but with respect to himself or itself only.

          (i)   Organization of Certain Shareholders.  If the Shareholder is a
                ------------------------------------
corporation, the Shareholder is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii)  Authorization of Transaction. The Shareholder has full power and
                ----------------------------
authority (including, if the Shareholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention.  Neither the execution and the delivery of
                ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject or, if the Shareholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iv) Brokers' Fees.  The Shareholder has no liability or obligation
               -------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Inventa could become liable or obligated.

          (v)  Investment. Each of the Shareholders (A) understands that the
               ----------
shares of Inventa Stock have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring Inventa Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Inventa and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Inventa Stock, and (E) is able to bear the economic risk and lack of liquidity inherent in holding Inventa Stock.

          (vi) XTEND Shares.  The Shareholder holds of record and owns
               ------------
beneficially the number of XTEND Shares set forth next to his or its name in
Section 2(a) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, liens, claims, encumbrances, security interests, options, warrants, purchase or exchange rights, contracts, commitments, equitable rights and demands (collectively "Security Interests"). The Shareholder is not a party to any option, warrant, exchange right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of XTEND (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of XTEND.

     (b)  Representations and Warranties of Inventa.  Inventa represents and
          -----------------------------------------
warrants to the Shareholders that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2(b)).

          (i)  Organization of Inventa.  Inventa is a corporation duly
               -----------------------
organized, validly existing, and in good standing under the laws of the State of California.

          (ii) Authorization of Transaction.  Inventa has full power and
               ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Inventa, enforceable in accordance with its terms and conditions. Inventa need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii)  Noncontravention.  Neither the execution and the delivery of
                 ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Inventa is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Inventa is a party or by which it is bound or to which any of its assets is subject.

          (iv)   Brokers' Fees.  Inventa has no liability or obligation to pay
                 -------------
any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Shareholder could become liable or obligated.

          (v)    Investment.  Inventa is not acquiring XTEND Shares with a view
                 ----------
to or for sale or exchange in connection with any distribution thereof within the meaning of the Securities Act.

     3.   Representations and Warranties Concerning XTEND.  The Shareholders
          -----------------------------------------------
represent and warrant to Inventa that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the disclosure schedule delivered by the Shareholders to Inventa on the date hereof and attached hereto as Exhibit A (the "Disclosure Schedule").
 -------------------

          (a)  Organization, Qualification, and Corporate Power.  XTEND is a
               ------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. XTEND is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. XTEND has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 3(a) of the Disclosure Schedule lists the directors and officers of XTEND. The Shareholders have delivered to Inventa correct and complete copies of the charter and bylaws of XTEND (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of XTEND are correct and complete. XTEND is not in default under or in violation of any provision of its charter or bylaws.

          (b)  Capitalization.  The entire authorized capital stock of XTEND
               --------------
consists of 100,000 shares of Common Stock, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock, have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set forth in Section 3(b) of the Disclosure Schedule. No other shares of capital stock are issued or outstanding. There are no outstanding or authorized options, warrants, purchase or exchange rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require XTEND to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to XTEND. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of XTEND.

          (c)  Noncontravention.  Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XTEND is subject or any provision of the charter or bylaws of XTEND or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XTEND is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). XTEND does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d)  Brokers' Fees.  XTEND has no liability or obligation to pay any
               -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e)  Title to Assets.  XTEND has good and marketable title to, or a
               ---------------
valid leasehold or lessee interest in, the properties and assets used by it, located on its premises, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet.

          (f)  Subsidiaries.  XTEND has no subsidiaries.
               ------------

          (g)  Financial Statements. Attached hereto as Exhibit B are the
               --------------------                     ---------
following financial statements (collectively the "Financial Statements"): (i)
                                                  --------------------
audited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the seven month period March 1 - September 30, 1999 for XTEND; and (ii) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as
                                          --------------------------------
of and for the three months ended December 31, 1999 (the "Most Recent Fiscal
                                                          ------------------
Month End") for XTEND (collectively, the "Financial Statements"). The Financial
---------
Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of XTEND as of such dates and the results of operations of XTEND for such periods, are correct and complete, and are consistent with the books and records of XTEND (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (h)  Events Subsequent to September 30, 1999.  Since September 30, 1999,
          ---------------------------------------
there has not been any material adverse change in the business, financial condition, operations, or results of operations, of XTEND. Without limiting the generality of the foregoing except as set forth in Section 3(h) of the Disclosure Schedule, since that date:

          (i) XTEND has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (ii) XTEND has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the ordinary course of business;

          (iii) no party (including XTEND) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which XTEND is a party or by which XTEND is bound;

          (iv) XTEND has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) XTEND has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the ordinary course of business;

          (vi) XTEND has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the ordinary course of business;

          (vii) XTEND has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $25,000 in the aggregate;

          (viii) XTEND has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

          (ix) XTEND has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the ordinary course of business;

          (x) XTEND has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of XTEND;

          (xii) XTEND has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or exchange or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) XTEND has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, exchanged, or otherwise acquired any of its capital stock;

          (xiv) XTEND has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) XTEND has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

          (xvi) XTEND has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) XTEND has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business, or paid any bonus to any such individual;

          (xviii) XTEND has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) XTEND has not made any other change in employment terms for any of its directors, officers, and employees;

          (xx) XTEND has not made or pledged to make any charitable or other capital contribution;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving XTEND; and

          (xxii)  XTEND has not committed to any of the foregoing.

          (i)  Undisclosed Liabilities.  XTEND has no liability (and there is no
               -----------------------
threat of, nor to the Company's knowledge any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for (i) liabilities set forth in the Most Recent Balance Sheet (or in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (j)  Legal Compliance.  XTEND and its predecessors and affiliates have
               ----------------
complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (k)  Tax Matters.
               -----------

               (i) XTEND has filed all tax returns that it was required to file, if any. Any such tax returns are correct and complete in all respects. All taxes due and owing by XTEND, if any (whether or not shown on any tax return) have been paid. XTEND is not currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where XTEND does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of XTEND that arose in connection with any failure (or alleged failure) to pay any tax .

               (ii) XTEND has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No Shareholder or director or officer of XTEND is aware that any authority may assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of XTEND (A) claimed or raised by any authority in writing, or (B) as to which any of the Shareholders and the directors and officers of XTEND has knowledge based upon personal contact with any agent of such authority. Section 3(k)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income tax returns filed with respect to XTEND since inception, indicates those tax returns that have been audited, and indicates those tax returns that currently are the subject of audit. The Shareholders have delivered to Inventa correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by XTEND since inception, if any.

               (iv) XTEND has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          (l)  Intellectual Property.
               ---------------------

               (i) XTEND owns or has the right to use pursuant to license, sublicense, agreement, or permission all patent applications, patents, copyrights, trademarks, tradenames, service marks, and other intellectual property rights, if any ("Intellectual Property") necessary for the operation of the business of XTEND as currently conducted. Each item of Intellectual Property owned or used by XTEND immediately prior to the Closing hereunder will be owned or available for use by XTEND on identical terms and conditions immediately subsequent to the Closing hereunder. XTEND has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses, if any.

               (ii) XTEND has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders or the directors and officers of XTEND has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim XTEND must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of each of the Shareholders and the directors and officers of XTEND, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of XTEND.

               (iii) Section 3(l)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to XTEND with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that XTEND has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission that XTEND has granted to any third party with respect to any of its Intellectual Property (together with any exceptions), if any. The Shareholders have delivered to Inventa correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date), if any and have made available to Inventa correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item, if any. Section 3(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by XTEND in connection with any of its business, if any. With respect to each item of Intellectual Property required to be identified in Section 3(l)(iii) of the Disclosure Schedule:

                     (A) XTEND possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                     (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                     (D) XTEND has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 3(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that XTEND uses pursuant to license, sublicense, agreement, or permission (other than readily available end user software) in the ordinary course of business. The Shareholders have delivered to Inventa correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Section 3(l)(iv) of the Disclosure Schedule:

                     (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                     (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                     (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                     (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                     (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                     (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                     (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                     (H) XTEND has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               (v) To the knowledge of each of the Shareholders and the directors and officers of XTEND, XTEND will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

          (m)  Tangible Assets.  XTEND owns or leases and has good and
               ---------------
marketable title to and full power of disposition over all owned tangible assets necessary for the conduct of its business as presently conducted. Each such owned tangible asset is free and clear of all liens, mortgages, etc. and is suitable for the purposes for which it presently is used.

          (n)  Contracts.  Section 3(n) of the Disclosure Schedule lists the
               ---------
following contracts and other agreements to which XTEND is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to XTEND, or involve consideration in excess of $10,000;

               (iii)  any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement with any of the Shareholders and their affiliates;

               (vii) any profit sharing, stock option, stock purchase or exchange, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

               (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, or results of operations of XTEND; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

     The Shareholders have delivered to Inventa a correct and complete copy of each written agreement listed in Section 3(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(n) of the Disclosure Schedule, if any. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

          (o)  Notes and Accounts Receivable.  All notes and accounts receivable
               -----------------------------
of XTEND are reflected properly on its books and records, and are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with the terms at their recorded amounts, subject only to reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

          (p)  Powers of Attorney.  There are no outstanding powers of attorney
               ------------------
executed on behalf of XTEND.

          (q)  Insurance.  Section 3(q) of the Disclosure Schedule sets forth a
               ---------
true copy of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which XTEND has been a party, at any time since the date of its incorporation.

              (i) the name, address, and telephone number of the insurance agent;

              (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

              (iii) the policy number and the period of coverage;

              (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     With respect to each such insurance policy: (A) the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (B) neither the Company nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. XTEND has been covered since the date of its incorporation by insurance similar in scope and amount. Section 3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting XTEND.

          (r)  Litigation.  Section 3(r) of the Disclosure Schedule sets forth
               ----------
each instance in which XTEND (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 3(r) of the Disclosure Schedule is likely to result in any material adverse change in the business, financial condition, operations, results of operations, of XTEND. To the knowledge of the Shareholders and the directors and officers of XTEND no such action, suit, proceeding, hearing, or investigation will be brought against XTEND.

          (s)  Employees.  To the knowledge of each of the Shareholders and the
               ---------
directors and officers of XTEND, no executive, key employee, or group of employees has any plans to terminate employment with XTEND. No employee of XTEND is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with XTEND or any other party because of the nature of the business conducted by XTEND. All employees of XTEND whose employment responsibility requires access to confidential or proprietary information of XTEND have executed and delivered certain "Employment Agreements" substantially in the form Section 3(s) of the Disclosure Schedule) and all such Employment Agreements are in full force and effect, and enforceable in accordance with their terms, and shall be and remain applicable for any and all acts by employees of XTEND occurring prior to Closing, but shall not be applicable to acts occurring after the Closing. Upon Closing, all employees of XTEND shall execute and deliver to Inventa the Inventa Confidential Information and Invention Agreement, which Agreements shall supersede any and all prior XTEND employees employment and confidentiality agreements, including the "Employment Agreements" referenced herein, and shall apply to any and all actions by employees occurring subsequent to Closing. XTEND is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association. XTEND has not experienced any attempt by organized labor or its representatives to make XTEND conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of XTEND. There is no labor strike or labor disturbance pending or threatened against XTEND nor is any grievance currently being asserted, and XTEND has not experienced a work stoppage or other labor difficulty.

          (t)  Employee Benefits.
               -----------------

               (i) Except as set forth in Section 3(t) of the Disclosure Schedule, the XTEND does not maintain, contribute to or have any liability with respect to any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (u)  Guaranties.  XTEND is not a guarantor or otherwise liable for any
               ----------
liability or obligation (including indebtedness) of any other person.

          (v)  Certain Business Relationships with XTEND.  Except as set forth
               -----------------------------------------
in Section 3(v) of the Disclosure Schedule, none of the Shareholders, officers or directors of XTEND or their respective affiliates has been involved in any business arrangement or relationship with XTEND within the past 12 months, and none of the Shareholders or their respective affiliates owns any asset, tangible or intangible, that is used in the business of XTEND.

          (w)  Disclosure.  The representations and warranties contained in this
               ----------
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

     4.   Pre-Closing Covenants.  The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing:

          (a)  General.  Each of the Parties will use his or its best efforts to
               -------
take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

          (b)  Notices and Consents.  The Shareholders will cause XTEND to give
               --------------------
any notices to third parties, and will cause XTEND to use its best efforts to obtain any third party consents that Inventa may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will (and the Shareholders will cause XTEND to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 2(a)(ii), Section 2(b)(ii), and Section 3(c) above.

          (c)  Operation of Business.  The Shareholders will not cause or permit
               ---------------------
XTEND to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit XTEND to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, exchange, or otherwise acquire any of its capital stock, or
(ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

          (d)  Compensation.  XTEND will not increase compensation or pay
               ------------
bonuses or similar payments to any officer, director, employee or consultant prior to the Closing.

          (e)  Preservation of Business.  The Shareholders will cause XTEND to
               ------------------------
keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

          (f)  Full Access.  Each of the Shareholders will permit, and the
               -----------
Shareholders will cause XTEND to permit, representatives of Inventa to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to XTEND.

          (g) Notice of Developments. The Shareholders will give prompt written notice to Inventa of any material adverse development causing a breach of any of the representations and warranties in Section 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in
Section 2 above. No disclosure by any Party pursuant to this Section 4(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (h)  Exclusivity.  Neither XTEND nor any of the Shareholders will (and
               -----------
the Shareholders will not cause or permit XTEND to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of XTEND (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the foregoing. None of the Shareholders will vote their XTEND Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Shareholders will notify Inventa promptly if any third party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          (i)  Options.  Inventa agrees to reserve 170,000 shares of Common
               -------
Stock in its current 1993 Stock Option Plan for grant as employee stock options (the "Options") to Company non-Shareholder Employees (the "Employees') of record on the Closing Date. Immediately upon Closing, the Options shall be granted to the Employees at an exercise price to be determined at then current fair market value by INVENTA's Board of Directors at its next meeting.

     5.   Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------
the period following the Closing:

          (a)  General.  In case at any time after the Closing any further
               -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Shareholders acknowledge and agree that from and after the Closing Inventa will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to XTEND.

          (b)  Transition.  None of the Shareholders will take any action that
               ----------
is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of XTEND from maintaining the same business relationships with XTEND after the Closing as it maintained with XTEND prior to the Closing. Each of the Shareholders will refer all customer inquiries relating to the business of XTEND to Inventa from and after the Closing.

          (c)  Confidentiality.  Each of the Shareholders will treat and hold as
               ---------------
such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Inventa or destroy, at the request and option of Inventa, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Shareholder will notify Inventa promptly of the request or requirement so that Inventa may seek an appropriate protective order or waive compliance with the provisions of this Section 5(c). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholder may disclose the Confidential Information to the tribunal; provided,
                                                                       ---------
however, that the disclosing Shareholder shall use his or its best efforts to
-------
obtain, at the request of Inventa, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Inventa shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     6.   Conditions to Obligation to Close.
          ---------------------------------

          (a)  Conditions to Obligation of Inventa.  The obligation of Inventa
               -----------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 2(a) and Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (iii) each individual Employee Shareholder listed in Section 6(a)(iii) of the Disclosure Schedule shall have executed a Stock Restriction Agreement and a "Noncompetition Agreement" in the form and substance as set forth in Exhibit C and D;

               (iv) XTEND shall have procured all requisite third party consents specified in Section 3(c) above;

               (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Inventa to own XTEND Shares free and clear of any Security Interests and to control XTEND, or (D) affect adversely the right of XTEND to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (vi) the Shareholder execution of this Agreement shall be a representation to the effect that each of the conditions specified above in
Section 6(a)(i)-(v) is satisfied in all respects; and

               (vii) Inventa shall have received from counsel to the Shareholders an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Inventa, and dated as of the Closing Date.

               (viii) all actions to be taken by the Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Inventa;

               (ix) The approval of this Agreement by the respective Board of Directors of Inventa and XTEND;

               (x) The completion of Inventa's due diligence investigation to its satisfaction in its sole discretion;

     Inventa may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          (b)  Conditions to Obligation of the Shareholders.  The obligation of
               --------------------------------------------
the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 2(b) above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Inventa shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) Inventa's execution of this Agreement shall be a representation to the effect that each of the conditions specified above in
Section 6(b)(i)-(iii) is satisfied in all respects; and

               (v) the Shareholders shall have received from counsel to Inventa an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Shareholders and dated as of the Closing Date.

     The Shareholders may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

     7. Survival of Representations and Warranties. All of the representations and warranties of the Parties contained hereinabove shall survive the Closing hereunder (even if Inventa knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twenty-four (24) months thereafter, except that those set forth in Section 3(k) ("Tax Matters") shall survive until the expiration of the applicable Statute of Limitations.

     8.   General Indemnification.
          -----------------------

          (a) Subject to Section 8(c) hereunder, the Shareholders hereby jointly and severally indemnify and agree to hold harmless Inventa (at and after the Closing Date) in respect of any claims, costs, demands, liabilities, losses and expenses (including, without limitation, reasonable legal and other out-of-pocket fees and expenses for investigating, defending or settling any actions or threatened actions) (all of which are referred to herein individually as a "Deficiency" and collectively as "Deficiencies") incurred or suffered by Inventa in connection with any misrepresentation or breach of any representation, warranty, covenant or agreement made by XTEND or any Shareholder in this Agreement (including but not limited to representations made by the other Shareholders pursuant to Section 2(a), or in any certificate, instrument, schedule or document given by XTEND or any Shareholder pursuant to this Agreement or the Escrow Agreement.

          (b) Notwithstanding the foregoing, neither the Shareholders nor Inventa shall have any obligation to indemnify and/or hold the other harmless in respect of any claims, costs, demands, liabilities, losses, and expenses of any kind (including, without limitation, reasonable legal and other out-of-pocket fees and expenses for investigating, defending, or settling any actions or threatened actions) made by Sybase, Inc. relating to violations by any Shareholder or any employee of XTEND or Inventa of any non-competition, and/or non-solicitation and/or any other hiring agreements entered into by such Shareholder or employee with Sybase, Inc.

          (c) Shareholders shall not be liable to Inventa under this Article 8 or otherwise under this Agreement for any claims, costs, demands, liabilities, losses and expenses of any kind (including without limitation, reasonable legal and other out-of-pocket fees and expenses for investigating, defending, or settling any actions or threatened actions arising out of claims made by third party(s) relating to Shareholders violation of any term(s) of this Agreement, until the amount otherwise due Inventa for indemnification as provided herein exceeds Seventy-Five Thousand Dollars ($75,000) in the aggregate, in which case, Shareholders shall be liable to Inventa for all such amounts, including without limitation, the first Seventy-Five Thousand Dollars ($75,000) thereof;

provided, however, that Shareholders indemnification obligations under Section 8(a), and otherwise, shall in no event exceed an aggregate of $2,500,000.

          (d)  Losses Net of Insurance and Tax Benefits.  In calculating any
               ----------------------------------------
Deficiency suffered by the Company, Inventa or any affiliate of any of them, arising out of this Agreement, there shall be deducted any insurance recovery in respect of such Deficiency. Further, any indemnity payment hereunder with respect to any Deficiency shall be calculated on an "after-tax basis", meaning that amount which is sufficient to compensate the indemnified party for the event giving rise to such Deficiency determined after taking into account all reduction in federal, state, local and foreign taxes (including estimated taxes) payable by the indemnified party as a result of the event giving rise to such Deficiency.

     9.   Establishment of Escrow.  In order to provide protection for Inventa
          -----------------------
from and after the Closing, an escrow account ("Escrow") shall be established on behalf of Inventa, which Escrow shall, (i) be subject to the provisions of the Escrow Agreement, attached hereto as Exhibit C, and (ii) provide the first funds from which claims under the indemnification provisions set forth herein shall be paid. The Escrow shall be funded, as of Closing, with 551,948 shares of Inventa Common Stock otherwise issuable hereunder (the "Escrow Shares") to those Shareholders who enter into the Shareholders Restricted Stock Agreements referenced in Section 6(a)(iii) hereunder (the "Stock Agreements") to be available for repurchase pursuant to the Inventa Repurchase Option provision delineated in the Shareholders Restricted Stock Agreements, of which Escrow Shares 337,500 shall also be held to provide a fund (to the extent that the value of said 337,500 Escrow Shares satisfies the $2,500,000 Shareholders Indemnification obligation set forth in Section 8(c)) for the Shareholders indemnification of Inventa, hereunder. For purposes of this Section 9, the per share value of said 337,500 Escrow Shares shall be, (i) if Inventa is then a public company, the average of the Closing prices of Inventa common stock for the thirty (30) trading days immediately preceding the Shareholders deemed receipt of notice of a claim, delivered pursuant to Section 11 (g) or (ii) if Inventa is then not a public Company, $7.41. If Inventa is a public company but its shares are not then being traded, such per share value shall be determined by an appraiser mutually acceptable to the Parties.

  10.  Termination; Remedies.
       ---------------------

       (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

             (i) Inventa and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

             (ii) Inventa may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (A) in the event any of the Shareholders has breached any representation, warranty, or covenant contained in this Agreement in any material respect, and if such breach is capable of being cured, Inventa shall notify the Shareholders of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or
(B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Inventa itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) the Shareholders may terminate this Agreement by giving written notice to Inventa at any time prior to the Closing (A) in the event Inventa has breached any representation, warranty, or covenant contained in this Agreement in any material respect, if such breach is capable of being cured, the Shareholders shall notify Inventa of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b)  Effect of Termination.  If any Party terminates this Agreement
               ---------------------
pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

     11.  Miscellaneous.
          -------------

          (a) Press Releases and Public Announcements.  No Party shall issue any
              ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Inventa and the Shareholders; provided, however, that any Party may make any public disclosure
              --------  -------
it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

          (b) No Third-Party Beneficiaries.  This Agreement shall not confer any
              ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement.  This Agreement (including the documents
              ----------------
referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment.  This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Inventa and the affected Shareholders; provided, however,
                                                           --------  -------
that Inventa may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases Inventa nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e)  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)  Headings.  The Section headings contained in this Agreement are
               --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)  Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Shareholders:            Simultaneous Copy to:
     ----------------------             --------------------

                                        Sills Cummis Radin Tischman
                                        Epstein & Gross, P.A.
     At the respective addresses
     shown on Schedule 1 hereto         One Riverfront Plaza
                                        Newark, NJ 07102-5400
                                        Attn:  Victor H. Boyajian, Esq.


     If to Inventa:                     Simultaneous Copy to:
     -------------                      --------------------

     Inventa Corporation                Wilson Sonsini Goodrich & Rosati
     255 Shoreline Drive, Suite 200     650 Page Mill Road
     Redwood Shores, CA 94065           Palo Alto, CA  94304-1050
                                        Attn: Michael J. O'Donnell, Esq.

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          (i)  Amendments and Waivers.  No amendment of any provision of this
               ----------------------
Agreement shall be valid unless the same shall be in writing and signed by Inventa and the

Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j)  Severability.  Any term or provision of this Agreement that is
               ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k)  Attorneys' Fees.  If any litigation or any other proceeding is
               ---------------
commenced in connection with or related to this Agreement, the losing party shall pay the expenses, including but not limited to, the reasonable attorneys' fees and expenses, including costs, and costs of attorney travel, of the prevailing party. The court shall be entitled to prorate said fees and expenses between the parties in the event that a suit or proceeding is successful only in part.

          (l)  Construction.  The Parties have participated jointly in the
               ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m)  Incorporation of Exhibits and Schedules.  The Exhibits and
               ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n)  Specific Performance.  Each of the Parties acknowledges and
               --------------------
agrees that the other Parties could be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

          (o)  Submission to Jurisdiction.  Each of the Parties submits to the
               --------------------------
jurisdiction of any state or federal court sitting in Santa Clara County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


INVENTA:                                SHAREHOLDERS:


INVENTA CORPORATION

                                        /s/ Richard M. Cerwonka
                                        --------------------------------
                                        Richard M. Cerwonka

By: /s/ DAVID A. LAVANTY
   ------------------------------

Title: President & CEO                  /s/ Mark Breznak
      ---------------------------       --------------------------------
                                        Mark Breznak

COMPANY:


                                        /s/ John Pike
                                        --------------------------------
                                        John Pike


XTEND-Tech, INC.

By: /s/ RICHARD M. CERWONKA             /s/ Scott Gray
   ------------------------------       --------------------------------
                                        Scott Gray
Title: PRESIDENT & CEO

                                        /s/ John P. McViker
                                        --------------------------------
                                        John McVicker


                                        /s/ Michael Swafford
                                        --------------------------------
                                        Michael Swafford


                                        /s/ Derek Nash
                                        --------------------------------
                                        Derek Nash

                                        (Shareholder Signatures Continued
                                        Next Page)


       Signature Page to Agreement and Plan of Reorganization Agreement

                                        /s/ James Z. Peepas
                                        --------------------------------
                                        James Z. Peepas


                                        /s/ Frank Russin
                                        --------------------------------
                                        Frank Russin


                                        /s/ Joseph A. DeCapuq
                                        --------------------------------
                                        Joseph A.DeCapuq


                                        /s/ Gordon Kulth
                                        --------------------------------
                                        Gordon Kulth


                                        International Database Communication
                                        Systems, Inc./IDCS


                                        By: /s/ James Z. Peepas
                                           -----------------------------
                                        James Z. Peepas
                                        Chairman/CEO

       Signature Page to Agreement and Plan of Reorganization Agreement